Exhibit (a)(1)(D)

NOTICE OF GUARANTEED DELIVERY
OF SHARES OF COMMON STOCK OF
ELEVAI LABS, INC.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to participate in the Offer to Exchange shares of Common Stock (CUSIP: 28622K104) (the “Common Stock”) of Elevai Labs, Inc. (the “Company”) for shares of Series B Preferred Stock if:

•        The Common Stock are not immediately available or Common Stock holders cannot deliver the Common Stock to VStock Transfer, LLC (the “Exchange Agent”) prior to 5 p.m. Eastern Standard Time on November 27, 2024 (the “Expiration Date”); or

•        Time will not permit all required documents, including but not limited, to a properly completed and duly executed Letter of Transmittal, to reach the Exchange Agent prior to the Expiration Date.

IF NECESSARY, MAIL, HAND DELIVER, OR COURIER
THIS NOTICE OF GUARANTEED DELIVERY TO:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598
(212) 828-8436

For this notice to be validly delivered, it must be received by the Exchange Agent at the above address prior to the Expiration Date. Delivery of this notice to another address or receipt by the Exchange Agent after the Expiration date will not constitute a valid delivery.

By signing this Notice of Guaranteed Delivery, you agree to tender the number of shares of Common Stock set forth below in exchange for shares of Series B Preferred Stock, in accordance with the terms and conditions described in the Offer to Exchange.

All authority to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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PLEASE COMPLETE AND SIGN

Name of Holder(s):
Number of shares of Common Stock being tendered:
Certificate Nos. (if available):
Name of Tendering Institution:
DTC Participant No.:	DTC Account No.:
Sign here:	Date:

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank, trust company, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”) hereby represents that the above-named persons are deemed to own the Common Stock tendered hereby, represents that such tender of the Common Stock are being made by guaranteed delivery, and guarantees delivery to the Exchange Agent of the Common Stock tendered hereby, in proper form for transfer, or a confirmation of book-entry transfer of such Common Stock into the Exchange Agent’s account at the book-entry facility, in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents, within two business days after the date of receipt of this Notice of Guaranteed Delivery by the Exchange Agent.

The Eligible institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Common Stock and Letter of Transmittal within the time period set forth above.

Name of Firm:
Name of Authorized Signatory:
Authorized Signature:
Title:
Address:
Area Code and Telephone No.:
Date:

PLEASE NOTE: DO NOT SEND COMMON STOCK WITH THIS FORM. COMMON STOCK SHOULD BE SENT WITH THE PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.